LIMITED POWER OF ATTORNEY

	Know all men by these presents, that I,

Harold M. Reed, the undersigned, of 4026 Coneflower(address), City of

Maumee, County of Lucas, State of Ohio, hereby make, constitute and appoint each of Gary L. Smith, Mary J. Schroeder, and Nicholas C. Conrad, each of
The Andersons, Inc., 480 W. Dussel Drive, Maumee, Ohio, 43537 my true and lawful limited attorney-in-fact for me and in my name, place and stead giving severally unto said Gary L. Smith, Mary J. Schroeder and Nicholas C.
Conrad full power individually to execute and to file with the Securities and Exchange Commission ("SEC") as my limited attorney-in-fact, any and all
SEC Forms 3, 4, 5 or 144 required to be
filed under the Securities Act of
1933 or the Securities Exchange Act of
1934, each as amended, in connection
with my beneficial ownership of
equity securities of The Andersons, Inc.
for the calendar years 2006 and
2007.

	   The rights, powers, and
authority of each limited
attorney-in-fact herein granted shall commence and be in full force and effect as of the date hereof; and such rights, powers, and authority shall remain in full force and effect thereafter through and including
January 7, 2008.


	IN WITNESS WHEREOF, the
undersigned has
executed this Limited Power of Attorney as of this ___16th__ day of
_December___, __2005_____.



__Harold M.
Reed______
						Name



STATE
OF Ohio
)
		) ss
COUNTY OF Lucas	)

	On this __16th___
day of
_December___, __2005____, before me a notary public in and for said state, personally appeared _Harold M. Reed_, to me personally known, who being duly sworn,acknowledged that he/she had executed the foregoing instrument for purposes therein mentioned and set forth.




						  __Joanne Kapnick_____
				Notary Public





						  _08/05/2007___
				My Commission
Expires